Exhibit 99.1

AMERICAN TECHNOLOGY CORPORATION ANNOUNCES PRELIMINARY Q3 REVENUES,
PROVIDES Q4 GUIDANCE

A.J. Ballard Promoted to Senior Director of Company's
Government and Force Protection System's Group

Company Reports Change of Auditors

SAN DIEGO, California, July 7, 2005- American Technology Corporation (NASDAQ: ATCO), a leading innovator of proprietary sound reproduction technologies and products, today announced preliminary unaudited revenues of approximately $1.2 million for the quarter ended June 30, 2005. The company also announced that it expects revenues in the fourth quarter ending September 30, 2005 to be approximately $4 million.

"Before any contribution from fourth quarter revenues, revenues for the first nine months of fiscal 2005 have already exceeded total fiscal 2004 revenues by 44 percent," said Kalani Jones, ATC's chief operating officer and president. "Our fiscal third quarter revenues are consistent with our previous guidance of uneven quarterly revenues due to the early stages of the markets and products in which we are involved."

Jones added, "We allocated substantial resources in fiscal Q3 to expand our product line and prepare our MRAD™ and HSS® H450 products for market. We are pleased with the market reception to these new products. MRAD has been successfully demonstrated to a wide range of government, military and commercial customers. Also, we have a growing backlog of H450 orders that today is in excess of $300,000 with further orders expected. We also expect other new products outlined in our June 16, 2005 release to contribute revenues in fiscal Q4." (http://www.atcsd.com/PressReleases/06_16_05.html)

The company further announced that A.J. Ballard has been promoted to senior director of ATC's government and force protection systems group. Ballard previously was director of LRAD™ and MRAD sales and marketing in the group and has been responsible for LRAD sales since early 2004.

"A.J. and his team have been instrumental in the success of LRAD; we are pleased to have him take over leadership of our government group sales efforts," commented Jones. "Ken Winter will support A.J. by continuing in his position as director of NeoPlanar®-based government and force protection product sales."

"I appreciate the opportunity to lead a great team dedicated to ramping sales of unique sound solutions to government, military and commercial force protection customers," said Ballard. "Based on LRAD's continuing success in Iraq and around the world, we are making significant progress with national and international government and military officials in landing expected larger, more frequent LRAD and MRAD orders."

The company reported that it has engaged Swenson Advisors, LLP (Swenson) as its principal independent registered public accounting firm following the resignation of BDO Seidman, LLP (BDO). In connection with BDO's audit for each of the fiscal years ended September 30, 2004 and 2003, and through the interim period from October 1, 2004 through June 29, 2005, there have been no disagreements between ATC and BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Swenson is one of California's fastest growing regional accounting firms with worldwide services through INTEGRA International. Swenson's professional team provides a full range of financial solutions to expanding enterprises. Swenson will be reviewing the company's financial statements for the quarter ended June 30, 2005 and auditing the company's financial statements for the year ending September 30, 2005.

Jones also announced, "With a strong portfolio of products ready for market, we have transitioned from having a large in-house engineering staff to building our sales and marketing organization. While we continue to have a talented core research and development group, we have recently, significantly reduced our engineering resources. We anticipate this will improve our overall fiscal Q4 operating results and substantially lower our monthly operating costs going forward."

"After having allocated significant resources over the last two quarters in accelerating the completion of MRAD, H450, Sound Sentinel™, Sound Vector™ and other sound reproduction devices, we are now focused on the sales and marketing of these products," Jones concluded. "We expect results in fiscal Q4 will demonstrate that our commercial products group is on its way to contributing significant revenues to ATC, while our government and force protection systems group improves over fiscal Q3."

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® by developing, manufacturing and globally distributing its proprietary sound technologies and products. ATC currently offers a comprehensive line of directed sound solutions ranging from force protection to home audio. Current product offerings include: HSS® - Highly focused ultrasonic columns provide extremely accurate control of sound placement for digital signage, paging and announcing systems, tradeshow exhibits and home audio applications. The recently announced Model H450 is an economical and flexible product adaptable to meet the needs of many sound reproduction markets; LRAD™ - is a breakthrough long-range hailing and warning, directed acoustic device designed to communicate with authority and exceptionally high intelligibility in a 15-30° beam. LRAD can issue a verbal challenge with instructions in excess of 500 meters and has the capability of following up with a warning tone to influence behavior or determine intent. LRADs are currently deployed in a variety of government, military and commercial applications around the world, including military deployments with the U.S. Marine Corps, U.S. Army, and U.S. Navy in Operation Iraqi Freedom; MRAD™ - is about half the size and weight of LRAD. MRAD is optimized for land and vehicle-based operations. MRAD is intended for multiple commercial, government/military, and local, national and international law enforcement applications. MRAD is expected to be particularly effective on armored vehicles for urban warfare, at checkpoints, and for use in access denial; NeoPlanar® Panels - include thin film planar magnetic speakers which feature high output with exceptional clarity. NeoPlanar panels are being offered for a diverse range of applications from home theaters to large entertainment venues. NeoPlanar panels are currently installed in arenas, on-board a U.S. Navy aircraft carrier, and on a large private yacht, and are being utilized for home and outdoor entertainment. NeoPlanar panels have also been licensed for automotive use; SoundSentinel™ - is a NeoPlanar-based solution for mass notification and public address systems with an effective range in excess of 500 yards. Tyco/ADT Security Systems is currently offering this product to its extensive customer list; SoundSaber™ - is a hardened NeoPlanar-based solution for providing highly intelligible sound in challenging acoustic environments such as airports, hangar bays, warehouses and other large commercial and government facilities. Installations are currently underway; SoundCluster™ - is a customized horn array engineered specifically for outdoor areas where ambient noise fluctuates dramatically. Sound Cluster automatically adjusts its volume output based on the ambient noise present. Aircraft carrier installations are currently being tested and evaluated by the U.S. Navy; SoundVector™ - is a new scaleable, directional sound technology for replacing today's noisy omni-directional hazard signals, back-up alarms, sirens, and train whistles, and other sound reproduction technologies. The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 215 U.S. and foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our recently renovated web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to changes in the sound reproduction industry, our ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products and services by customers, warranty or other claims, the outcome of pending or future litigation, general economic factors and other risks identified and discussed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the Company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Media Relations:
Don Mathias
(949) 855-4520
dwmath@aol.com

Investor Relations:
Robert Putnam
(858) 679-3168
robert@atcsd.com